SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2019

PAYSIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-38623	95-4550154
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1700 W Horizon Ridge Parkway, Suite 200,

Henderson, Nevada 89012

(Address of principal executive offices) (Zip Code)

(702) 453-2221

(Registrant's telephone number, including area code)

3PEA International, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PAYS	The NASDAQ Stock Market LLC

ndicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2019, Paysign, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, our stockholders (i) elected the persons listed below to serve as directors for a term of one year expiring at the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) approved the Company’s 2018 Equity Incentive Plan; and (iii) ratified the appointment of Squar Milner LLP to serve as our independent registered public accounting firm for 2019.

Set forth below are the voting results for these proposals:

Item 1:	The election of four directors for a one-year term expiring at the 2020 Annual Meeting
	For	Withheld	Broker Non-Votes
Mark R. Newcomer	32,794,634	290,399	0
Daniel H. Spence	32,794,034	290,999	0
Joan Herman	32,557,155	527,878	0
Dan Henry	32,058,996	1,026,037	0
Bruce A. Mina	32,057,306	1,027,727	0
Quinn Williams	33,078,688	6,345	0
Dennis Triplett	32,276,916	808,117	0

Item 2:	The approval of the Company’s 2018 Equity Incentive Plan
For	Against	Abstain	Broker Non-Votes
29,957,049	3,100,371	27,613	0

Item 3:	The ratification of the appointment by the Company of Squar Milner LLP as the Company’s independent registered public accounting firm for 2019
For	Against	Abstain	Broker Non-Votes
32,750,140	332,018	2,875	0

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAYSIGN, INC.
Date: May 24, 2019	By: /s/ Mark Newcomer
Mark Newcomer, Chief Executive Officer